                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of NorAm Energy Corp. on Form S-3 (File No. 333-________) of our report dated March 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of NorAm Energy Corp. and Subsidiaries as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is included in the NorAm Energy Corp. Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                            PricewaterhouseCoopers LLP



Houston, Texas
October 26, 1998